UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 16, 2004

ST. JOHN KNITS INTERNATIONAL, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-73107	52-2303510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17622 Armstrong Avenue, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(949) 863-1171

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On September 16, 2004, the Board of Directors and the Stockholders of St. John Knits International, Incorporated (the “Company”) approved an amendment of the Amended and Restated St. John Knits International, Incorporated 1999 Stock Option Plan (the “Stock Option Plan”) increasing the number of shares of common stock available for issuance thereunder from 727,360 shares to 1,227,360 shares.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company previously announced the hiring of Richard Cohen as Chief Executive Officer as of August 9, 2004. Pursuant to the terms of his employment with the Company, Mr. Cohen also was elected to the Board of Directors of the Company on September 16, 2004. In addition, Kelly Gray, former Co-President and Creative Director, will serve as the Company’s Creative Director, and Bruce Fetter, former Co-President and Chief Operating Officer, will serve as the Company’s Chief Operating Officer. The office of President will remain vacant.

Mr. Cohen has entered into an employment agreement with the Company which expires August 9, 2009, subject to automatic one-year extensions if neither the Company nor Mr. Cohen notifies the other at least 90 days prior to August 9, 2009 or the end of any applicable extension period that the term shall not be extended. Pursuant to the agreement, Mr. Cohen received a $300,000 signing bonus, subject to repayment in the event Mr. Cohen is terminated by the Company for “cause” or he terminates his employment without “good reason” prior to December 31, 2005. The agreement also provides that Mr. Cohen will receive an annual base salary of $1,200,000 and that he is eligible to receive an annual bonus with respect to each fiscal year during the term of the agreement (the “Annual Bonus”) of up to 50% of his base salary in fiscal 2004 and 2005 (but no less than $68,000 in 2004 and $350,000 in 2005) and up to 100% of his base salary during the remainder of the term, based on the achievement of performance goals set by the Company’s Board of Directors. In addition, the Company is also required to (i) pay premiums on a $1,000,000 whole life policy and a $2,000,000 term life policy on the life of Mr. Cohen along with premiums on an individual and a group disability policy, (ii) pay premiums of, or if an insurance policy is not available, reimburse him for, up to $470,000 annually for dependent medical care (the “Dependant Medical Care”), (iii) pay relocation costs for his move from New York to California and (iv) unless prohibited by law, if requested by Mr. Cohen, loan him up to $500,000 to apply towards his purchase of a primary residence in Southern California, at the lowest rate not resulting in income to Mr. Cohen, repayable upon the sale of his New York residence.

In the event of termination of Mr. Cohen’s employment by the Company with “cause,” or by him without “good reason,” the employment agreement provides that he will receive salary and benefits earned through the date of termination (the “Accrued Rights”) and continuation of the Dependent Care Coverage until the earlier of the second anniversary of his termination or the date on which he becomes employed elsewhere. If Mr. Cohen is terminated due to death or disability, he will receive his Accrued Rights, continuation of the Dependent Care Coverage until the later of one year following such termination or the expiration of the term of the employment agreement assuming he had not died or been disabled, a lump sum payment equal to a pro rata portion of the Annual Bonus that he would have actually earned in the fiscal year in which termination occurred if he had remained employed (the “Pro Rata Bonus”). In the event of termination of employment by the Company without “cause,” or by Mr. Cohen with “good reason,” he will receive (i) the Pro Rata Bonus, (ii) continued base salary payments for two years (the “Severance Period”), (iii) an amount equal to approximately two times his historical average Annual Bonus payable in installments over the Severance Period, (iv) continuation of health insurance coverage for the Severance Period, (v) continuation of the Dependent Care Coverage until the later of expiration of the Severance Period or expiration of the term as if such termination had not occurred and (vi) the Accrued Rights. In addition, if the Company elects not to extend the term of the agreement at the end of the initial term or any renewal period, then, he will be entitled to continued payment of his base salary, health insurance coverage and Dependent Care Coverage for one year, and an amount equal to his historical average Annual Bonus payable over one year.

Pursuant to the terms of the employment agreement, Mr. Cohen will also acquire 1,667 shares of the Company’s common stock at a purchase price of $30.00 per share and received a grant of stock options to purchase (i) 50,000 shares at $30.00 per share, (ii) 50,000 shares at $40.00 per share, (iii) 50,000 shares at $50.00 per share and (iv) 50,000 shares at $60.00 per share under the Company’s Stock Option Plan. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment and vest twenty percent (20%) annually beginning on the first anniversary of the date of grant (subject to acceleration of vesting upon the occurrence of certain events).

Copies of Mr. Cohen’s employment agreement and stock option agreement are included as exhibits to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement dated June 3, 2004 between Richard Cohen and St. John Knits, Inc. (incorporated by reference to Exhibit 10.1 to St. John Knits International, Incorporated’s Report on Form 10-Q for the quarter ended August 1, 2004).

10.2	Time Option Agreement dated September 16, 2004 between Richard Cohen and St. John Knits International, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 21, 2004	ST. JOHN KNITS INTERNATIONAL, INCORPORATED (Registrant)

		By:	/s/ Roger G. Ruppert
Roger G. Ruppert Executive Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement dated June 3, 2004 between Richard Cohen and St. John Knits, Inc. (incorporated by reference to Exhibit 10.1 to St. John Knits International, Incorporated’s Report on Form 10-Q for the quarter ended August 1, 2004).

10.2	Time Option Agreement dated September 16, 2004 between Richard Cohen and St. John Knits International, Incorporated.